UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 9, 2006
PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13289	76-0069030
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

5847 San Felipe, Suite 3300
Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 789-1400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On February 9, 2006, the board of directors of Pride International, Inc. designated the executive officers of Pride to consist of the persons listed in the table below. In addition, the compensation committee of the board granted stock options and restricted stock awards to these executive officers under Pride’s 1998 Long-Term Incentive Plan as follows:

		Shares	Shares of
		Underlying	Restricted
Name	Position	Options	Stock

Louis A. Raspino	President and Chief Executive Officer	152,789	81,890

John R. Blocker, Jr.	Executive Vice President and Chief Operating Officer	51,897	30,240

Lonnie D. Bane	Senior Vice President — Human Resources	27,239	15,870

W. Gregory Looser	Senior Vice President, General Counsel and Secretary	32,364	18,857

Brian C. Voegele	Senior Vice President and Chief Financial Officer	—	3,952

Kevin C. Robert	Vice President — Marketing	25,088	14,618
     The stock options expire 10 years from their grant date and have an exercise price of $33.62 per share, the closing price on February 9, 2006. The options and restricted stock awards vest in four equal annual installments beginning on February 9, 2007.
     Each grant is evidenced by a stock option agreement or a restricted stock agreement, as the case may be. The forms of non-qualified stock option agreement and restricted stock agreement under Pride’s 1998 Long-Term Incentive Plan are attached hereto as exhibits and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits

	10.1	Form of 1998 Long-Term Incentive Plan Non-Qualified Stock Option Agreement.

	10.2	Form of 1998 Long-Term Incentive Plan Restricted Stock Agreement (incorporated by reference to Exhibit 10.2 to Pride’s Current Report on Form 8-K filed with the SEC on January 6, 2005, File No. 1-13289).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.
By:	/s/ W. Gregory Looser
W. Gregory Looser
Senior Vice President, General Counsel and Secretary

Date: February 15, 2006

EXHIBIT INDEX

No.	Description

10.1	Form of 1998 Long-Term Incentive Plan Non-Qualified Stock Option Agreement.

10.2	Form of 1998 Long-Term Incentive Plan Restricted Stock Agreement (incorporated by reference to Exhibit 10.2 to Pride’s Current Report on Form 8-K filed with the SEC on January 6, 2005, File No. 1-13289).

4